UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  February 22, 2007

(Date of Earliest Event Reported)

1st Pacific Bancorp

(Exact Name of Registrant as Specified in its Charter)

California	000-52436	20-5738252
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4275 Executive Square, Suite 650,

La Jolla, California 92037

(Address of principal executive offices)

(858) 875-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☒ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On February 22, 2007, 1st Pacific Bancorp (the “Company”) and its wholly-owned subsidiary, 1st Pacific Bank of California (the “Bank”), entered into an Agreement and Plan of Reorganization and Merger (the “Agreement”) with Landmark National Bank (“Landmark”), pursuant to which Landmark will be merged with and into the Bank and the Bank will be the surviving entity (the “Merger”).  Effective at the time of merger, each outstanding share of Landmark common stock shall be converted into either (i) 0.778125 shares of the Company’s common stock, subject to adjustment under Sections 8.1.8 or 8.1.9 of the Agreement, or (ii) $12.45 in cash, at the election of the holder of such share of Landmark common stock, provided that the resulting mix of consideration is such that approximately 65 percent of the shares of Landmark common stock are converted into the Company’s common stock.  Consummation of the Merger is subject to several conditions, including receipt of applicable regulatory approvals and approval by the shareholders of the Company and Landmark.

In connection with the Merger and the Agreement, the Company entered into a Landmark Director-Shareholder’s Agreement dated February 22, 2007, with each of Landmark’s director-shareholders and Landmark’s Chief Executive Officer, and Landmark entered into a Bancorp Director-Shareholder’s Agreement dated February 22, 2007, with each of the Company’s director-shareholders, pursuant to which, among other things, each such director-shareholder will (i) vote his or her shares in favor of the transactions contemplated by the Agreement and (ii) recommend that their respective company’s shareholders approve the Agreement and the transactions contemplated thereby.

Also in connection with the Merger and the Agreement, the Company and the Bank entered into an Affiliate’s Agreement dated February 22, 2007, with each of Landmark’s directors, executive officers and other persons deemed to be an “Affiliate” of Landmark (for purposes of Rule 145 under the Securities Act of 1933, as amended), pursuant to which, among other things, each such Affiliate provides certain warranties and representations regarding his or her investment in Landmark.

The descriptions of the Agreement, the Bancorp Director-Shareholder’s Agreements, the Landmark Director-Shareholder’s Agreements and the Affiliate’s Agreements herein are only a summary and are qualified in their entirety by the full text of such documents, which are filed as exhibits hereto and are incorporated by reference herein.

Item 7.01               Regulation FD Disclosure.

On February 22, 2007, the Company issued a press release announcing the execution of the Agreement and describing the merger contemplated thereby (“Press Release”).

Also on February 22, 2007, the Company and Landmark sent (i) letters to their respective shareholders (“Letter to the Company’s Shareholders” and “Letter to Landmark’s Shareholders”, respectively), (ii) memorandums to their respective employees (“Memorandum to the Company’s Employees” and “Memorandum to Landmark’s Employees”, respectively), (iii) question and answer information sheets with additional information about the proposed acquisition (“Information Q&A”) and (iv) letters to the Bank’s and Landmark’s customers

(“Letter to Bank’s Customers” and “Letter to Landmark’s Customers”, respectively), all regarding the merger.

The descriptions herein of the (i) Press Release, (ii) Letter to the Company’s Shareholders, (iii) Letter to Landmark’s Shareholders, (iv) Memorandum to Bank’s Employees, (v) Memorandum to Landmark’s Employees, (vi) Information Q&A, (vii) Letter to Bank’s Customers, and (viii) Letter to Landmark’s Customers are only a summary and are qualified in their entirety by the full text of such documents, which are filed as exhibits hereto and are incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

10.2         Agreement and Plan of Reorganization and Merger

10.3         Form of Landmark Director-Shareholder’s Agreement, each dated February 22, 2007, between the Company and the Bank on one hand and each of the following individuals:

(a) Vincent E. Benstead

(b) Ronald J. Carlson

(c) Martin C. Dickinson

(d) Orrin L. Gabsch

(e) David B. Goodell

(f) Christopher S. McKellar

(g) Edward J. Osuna

(h) Marshal A. Scarr

(i) James J. Schmid

(j) Larry G. Showley

(k) Anne C. Taubman

(l) Christopher Weil

(m) Tom Wermers

10.4         Landmark Director-Shareholder’s Agreement, each dated February 22, 2007, between the Company and the Bank on one hand and F.J. “Rick” Mandelbaum.

10.5         Form of Bancorp Director-Shareholder’s Agreement, each dated February 22, 2007, between Landmark and each of the following individuals:

(a) James G. Knight, M.D.

(b) Susan Lew

(c) Albert Colucci

(d) Albert Logan

(e) Robert Cange

(f) Veronica “Ronne” Froman

(g) A. Vincent Siciliano

10.6         Form of Affiliates Agreement, each dated February 22, 2007, between the Company and each of the following individuals:

(a) Vince E. Benstead

(b) Ronald J. Carlson

(c) Martin C. Dickinson

(d) Orrin L. Gabsch

(e) David B. Goodell

(f) F.J. “Rick” Mandelbaum

(g) Christopher S. McKellar

(h) Edward J. Osuna

(i) Larry G. Showley

(j) James J. Schmid

(k) Christopher Weil

(l) Thomas W. Wermers

99.1         Press Release

99.2         Letter to the Company’s Shareholders

99.3         Letter to Landmark’s Shareholders

99.4         Memorandum to Bank’s Employees

99.5         Memorandum to Landmark’s Employees

99.6         Information Q&A

99.7         Letter to Bank’s Customers

99.8         Letter to Landmark’s Customers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st Pacific Bancorp

By:	/s/ James H. Burgess
James H. Burgess,
Executive Vice President,
Chief Financial Officer and
Principal Accounting Officer

Date:  February 22, 2007